EX-99.906CERT


                           SECTION 906 CERTIFICATIONS

Ralph W. Bradshaw, Principal Executive Officer, and Gary A. Bentz, Principal Financial Officer, of Cornerstone Total Return Fund, Inc. (the "Fund"), each certify to his knowledge that:

(1)The Fund's periodic report on Form N-CSR for the period ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.



/S/ RALPH W. BRADSHAW                            /S/ GARY A. BENTZ
---------------------                            ------------------
Ralph W. Bradshaw                                Gary A. Bentz
Chairman and President                           Assistant Treasurer
(Principal Executive Officer)                    (Principal Financial Officer)
March 6, 2009                                    March 6, 2009